Exhibit 15.1

August 11, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 11, 2008 on our review of interim financial information of Stratus Properties Inc. for the three and six month periods ended June 30, 2008 and 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2008 is incorporated by reference in its Registration Statements on Form S-8 (File Nos. 33-78798, 333-31059, 333-52995 and 333-104288).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Dallas, Texas